Exhibit 10.22
INCREASING LENDER AGREEMENT
Dated January 31, 2006
     Reference is made to the Amended and Restated Credit Agreement, dated as of July 27, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Duquesne Light Holdings, Inc. (the “Borrower”), the Lenders named therein, Union Bank of California, N.A.. as Administrative Agent, JPMorgan Chase Bank, N.A. (as successor to Bank One, NA), as Syndication Agent, and Wachovia Bank, National Association and Citibank, N.A., as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Pursuant to Section 2.01(e) of the Credit Agreement, Union Bank of California, N.A. (the “Increasing Lender”) has agreed to increase its Commitment from $21,333,333.00 to $26,333,333.00.
     The Increasing Lender and the Administrative Agent agree as follows:
     1. The Increasing Lender agrees, on the terms and conditions set forth in the Credit Agreement, to make Loans to the Borrower and to participate in the issuance of Letters of Credit (and the LC Outstanding thereunder) during the period from the date hereof until the Revolving Credit Termination Date (subject to Section 2.01(b) of the Credit Agreement), in an aggregate outstanding amount not to exceed on any day the Increasing Lender’s Commitment set forth opposite its signature below.
     2. On the date hereof (the “Effective Date”), the Increasing Lender shall pay to the Administrative Agent, in same day funds, at such address and account as the Administrative Agent shall advise the Increasing Lender, $0.00, which amount shall be used to purchase by assignment from the existing Lenders such portion of the Loans owing to them such that, after giving effect to all such purchases and assignments, the Increasing Lender will share such Loans ratably with each of them (based upon the Increasing Lender’s Percentage). As of the Effective Date, upon the payment of such amount, the Commitment of the Increasing Lender shall be the amount set forth opposite its signature below.
     3. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Commitment

$26,333,333.00	UNION BANK OF CALIFORNIA, N.A.

	By:	/s/ Dennis G. Blank
Name: Dennis G. Blank
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.
as Administrative Agent

	By:	/s/ Dennis G. Blank
Name: Dennis G. Blank
Title: Vice President
AGREED and ACCEPTED
as of the date first above
written:

DUQUESNE LIGHT HOLDINGS, INC.

By:	/s/William F. Fields
Name: William F. Fields
Title: VP and Treasurer

Schedule to Exhibit 10.22
     The following lenders entered into substantially identical Increasing Lender Agreements with Holdings, each dated January 31, 2006:

Lender	Commitment
JPMorgan Chase Bank, N.A.	$26,333,333.00
Wachovia Bank, National Association	$24,000,000.00
Citibank, N.A.	$24,000,000.00
National City Bank of Pennsylvania	$19,666,667.00
Lehman Brothers Bank, FSB	$17,000,000.00
Morgan Stanley	$17,000,000.00
Fifth Third Bank	$17,000,000.00
Mellon Bank, N.A.	$17,000,000.00
PNC Bank, National Association	$17,000,000.00
Societe Generale, New York Branch	$14,500,000.00
Citizens Bank of Pennsylvania	$13,500,000.00

3